SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-12

ALABAMA NATIONAL BANCORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 30, 2005

To the Stockholders of Alabama National BanCorporation:

You are invited to attend the 2005 Annual Meeting of Stockholders of Alabama National BanCorporation (“ANB” or the “Company”), which will be held at the principal office of the Company, 1927 First Avenue North, Birmingham, Alabama 35203, on Wednesday, May 4, 2005, at 10:00 a.m., local time. Formal notice of the annual meeting, a proxy statement and a proxy card accompany this letter.

Also enclosed is the Company’s 2004 Annual Report to Stockholders.

Information about the annual meeting and the various matters on which the stockholders will act is included in the enclosed notice of annual meeting of stockholders and proxy statement. Please carefully consider the enclosed proxy statement and execute and return your proxy card so that the Company may be assured of the presence of a quorum at the annual meeting. A postage-prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy card will be of great assistance in reducing the expense of subsequent mailings. If you attend the annual meeting, and so elect, you may withdraw your proxy and vote in person.

Sincerely,

John H. Holcomb, III
Chairman of the Board and
Chief Executive Officer

1927 FIRST AVENUE NORTH    •     BIRMINGHAM, ALABAMA 35203

ALABAMA NATIONAL BANCORPORATION

1927 First Avenue North

Birmingham, Alabama 35203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 4, 2005

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Alabama National BanCorporation (“ANB” or, the “Company”) will be held at 10:00 a.m., local time, on Wednesday, May 4, 2005, at First American Bank, 1927 First Avenue North, Birmingham, Alabama 35203, for the following purposes:

1. To elect 16 directors to serve on the Board of Directors of the Company for a one-year term expiring at the 2006 Annual Meeting;

2. To amend the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of common stock of the Company from 27,500,000 to 50,000,000;

3. To consider and vote upon the Third Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan;

4. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2005; and

5. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has set March 18, 2005 as the record date for the annual meeting. Only holders of record of ANB’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also including a copy of our 2004 Annual Report to Stockholders in order to provide you with additional information about us. We encourage you to read the proxy statement and the 2004 Annual Report carefully.

The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

By order of the Board of Directors,

Kimberly Moore
Corporate Secretary

March 30, 2005

Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

PROXY STATEMENT

i

ii

ALABAMA NATIONAL BANCORPORATION

1927 First Avenue North

Birmingham, Alabama 35203

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2005

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held at First American Bank, 1927 First Avenue North, Birmingham, Alabama on Wednesday, May 4, 2005 at 10:00 a.m. local time.

Solicitation Of Proxies

Our Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). In this proxy statement we summarize information that we are required to provide you under the rules of the Securities and Exchange Commission. This proxy statement is designed to assist you in voting your shares. On or about March 30, 2005, we began mailing this proxy statement and the 2004 Annual Report to all stockholders of record at the close of business on March 18, 2005.

ANB will bear the cost of the solicitation of proxies. ANB will request brokers or nominees to forward this proxy statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, ANB may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

Stockholders Entitled To Vote

The Board of Directors has set March 18, 2005 as the record date for the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. At the close of business on March 15, 2005, there were 17,013,628 shares of the common stock of ANB, par value $1.00 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the annual meeting.

Proposals To Be Considered By You At The Annual Meeting

At the annual meeting, we will ask you to:

Proposal 1:	Elect 16 directors to serve on the Board of Directors of the Company for a one-year term expiring at the 2006 Annual Meeting;

Proposal 2:	Consider and vote upon a proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company;

Proposal 3:	Consider and vote upon the Third Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan; and

Proposal 4:	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2005.

Information About A Quorum

At the annual meeting, the presence of a majority of the shares of common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the annual meeting. We may do this with or without a stockholder vote. If there is a stockholder vote to adjourn, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Votes Necessary For Each Proposal To Be Approved

Assuming the presence of a quorum, directors of the Company shall be elected at the annual meeting (Proposal 1) by a plurality of the votes cast, whether in person or by proxy. Proposal 2, amendment to the Company’s Restated Certificate of Incorporation, requires for adoption the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. Both Proposal 3, approving the Third Amendment and Restatement to the Performance Share Plan, and Proposal 4, ratification of the appointment of auditors, require for adoption the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

A stockholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) is determined by the votes cast at the annual meeting, abstentions will not affect the outcome of this matter. An abstention as to the approval of the increase in the number of shares of authorized common stock (Proposal 2), the approval of the Third Amendment and Restatement to the Performance Share Plan (Proposal 3), and the ratification of the appointment of the auditors (Proposal 4) will have the same effect as voting against these proposals.

Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items absent instructions from the beneficial owner of such shares (a “broker non-vote”). Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Broker non-votes will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote for Proposal 3 or Proposal 4, but will count as votes against Proposal 2, amendment to the Company’s Restated Certificate of Incorporation.

Submission Of Proxies

Please complete, sign, date and return the proxy card in the enclosed envelope so the common stock you own will be voted in accordance with your wishes. If you desire to revoke your proxy, you may do so either by attending the annual meeting in person or by delivering written notice of revocation so that it is received by ANB or its transfer agent, SunTrust Bank, on or before May 3, 2005. The address for SunTrust Bank is Stock Transfer Department, P.O. Box 4625, Atlanta, Georgia 30302, Attention: Sue Hampton. “Street name stockholders” must contact your broker or other nominee and follow its instructions if you wish to change your vote.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Based on the nomination by the Nominating and Corporate Governance Committee, the Board of Directors recommends the 16 persons described below for election as directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

The persons named in the enclosed proxy card, unless a contrary direction is indicated on the enclosed proxy card, intend to vote the shares appointing them as proxies in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to select an additional person as a director.

Although the Company’s Restated Certificate of Incorporation provides for a maximum of 20 directors, only 16 persons have been nominated to serve on the Board of Directors. The Nominating and Corporate Governance Committee and the current Board of Directors believes that a Board of Directors of 16 persons is practical and efficient at this point in time. The Board of Directors has no current intention to fill the vacancies on the Board of Directors prior to the next annual meeting, although circumstances could necessitate the appointment of additional directors in the future. Unless otherwise specified in the enclosed proxy card, it is intended that votes will be cast for the election of all of the nominees as directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next annual meeting of stockholders.

Information About the Nominees

Below is a description of each of the persons whom the Board of Directors has nominated for election as a director of ANB at the annual meeting to serve until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Each of these nominees currently serves as one of our directors except for Bobby A. Bradley and W. Edgar Welden, who are each being nominated to serve on the Board of Directors for the first time. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

W. Ray Barnes, 65, has served as a director of ANB since 1998. Mr. Barnes has served as Chairman and President of Efficiency Lodge, Inc. (a hotel company) since 1993. Mr. Barnes served as Chairman of the Board of Georgia State Bank, in a non-employee capacity, from 1986 to 2004.

Bobby A. Bradley, 55, is being nominated to serve on the Board of Directors of ANB for the first time. She was identified for nomination by John M. Plunk, an outside director of ANB. Ms. Bradley served as President and Chief Executive Officer of Computer Systems Technology, Inc., a technology company she co-founded, from 1989 until April 2003. This technology company was acquired by Science Applications International Corporation (“SAIC”) in April 2003, and Ms. Bradley served as Group Manager of SAIC’s Computer Systems Technology Group from April 2003 until April 2004. Ms. Bradley has served on the Madison County Advisory Board of First American Bank since 2000.

Dan M. David, 59, has served as a director of ANB since 1997. Mr. David has also served as Vice Chairman of ANB since 1997. Mr. David serves as Vice Chairman of First American Bank, which position he has held since February 2005. From 1995 to February 2005 Mr. David served as Chairman and Chief Executive Officer of First American Bank.

John V. Denson, 68, has served as a director of ANB since 2001. Mr. Denson served on the Board of Directors of Farmers National from 1979 through 2001 and served as Chairman of the Board of Farmers National during 2001. Beginning in January 2005, Mr. Denson became a Circuit Judge for Lee County, Alabama. Prior to this position, Mr. Denson was a partner in the Opelika, Alabama law firm of Samford, Denson, Horsley, Pettey, Bridges & Hughes, where he began working in 1960.

Griffin A. Greene, 46, has served on the Board of Directors of ANB since 2004. His original appointment to the Board was made pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired Indian River Banking Company. Mr. Greene served on the Board of Directors of Indian River Banking Company from 1999 through February 2004, and served as Chairman of the Board of Indian River Banking Company from 2002 through February 2004. Mr. Greene continues to serve as Chairman of the Board of Indian River National Bank, a position he has held since 2002. Mr. Greene is the President of Greene Citrus Management, Inc. (a citrus fruit company) where he has worked since 1982.

John H. Holcomb, III, 53, has served as a director of ANB since 1995. Mr. Holcomb has served as Chairman of the Board and Chief Executive Officer of ANB since 1996. Mr. Holcomb served as Chief Executive Officer of National Bank of Commerce of Birmingham (“NBC”) from 1990 through February 2005. Effective February 2005, Mr. Holcomb began serving as Chairman of the Board of First American Bank.

John D. Johns, 53, has served as a director of ANB since 1995. Mr. Johns is currently Chairman, Chief Executive Officer and President of Protective Life Corporation (a publicly-traded insurance company) and has served in such capacities since 2002. Mr. Johns served as President and Chief Operating Officer of Protective Life Corporation from 1996 until 2001. Mr. Johns also serves as a director of Protective Life Corporation, Protective Life Insurance Company, Alabama Power Company, Genuine Parts Company and John H. Harland Co.

John J. McMahon, Jr., 62, has served as a director of ANB since 1997. Mr. McMahon is Chairman of Ligon Industries, LLC (a manufacturer of wastewater treatment equipment and aluminum castings), a position he has held since 1999. Mr. McMahon also serves as Chairman of the Executive Committee of McWane, Inc. (a pipe and valve manufacturing company) and has served in such position since 1999. Mr. McMahon served as Chairman of the Board of McWane, Inc. from 1995 until 1998. Mr. McMahon also serves as a director of John H. Harland Co., ProAssurance Corporation and Protective Life Corporation.

C. Phillip McWane, 47, has served as a director of ANB since 1995. Mr. McWane has served as the Chairman of the Board of McWane, Inc. since 1999 and served as President of McWane, Inc. from 1995 until 1998.

William D. Montgomery, 56, has served as a director of ANB since 1996. Mr. Montgomery is a certified public accountant in private practice. From 1974 through 1998, Mr. Montgomery was a partner with the accounting firm of Johnson, Montgomery and Associates, P.A. W. Edgar Welden, a nominee for director, is Mr. Montgomery’s brother-in-law.

Richard Murray, IV, 42, has served as a director of ANB since 2002. Mr. Murray has served as President and Chief Operating Officer of ANB since 2000. Prior to such time, Mr. Murray served as Executive Vice President of ANB beginning 1998 and Executive Vice President of NBC from 1997 through February 2005. Effective February 2005, Mr. Murray began serving as Vice Chairman of First American Bank.

C. Lloyd Nix, 68, has served as a director of ANB since 1997. Dr. Nix is retired from the practice of dentistry. From 1965 through 1999, Dr. Nix was engaged in the private practice of dentistry in Decatur, Alabama.

G. Ruffner Page, Jr., 45, has served as a director of ANB since 1995. Mr. Page is President of McWane, Inc., a position he has held since 1999. He served as Executive Vice President of McWane, Inc. from 1994 until 1998.

John M. Plunk, 51, has served as a director of ANB since 2004. Mr. Plunk is a partner with the law firm of Alexander, Corder, Plunk & Shelly, P.C., where he has worked since 1978. He has served as a director of First American Bank since 1996.

W. Stancil Starnes, 56, has served as a director of ANB since 1995. Mr. Starnes is a senior partner in the Birmingham law firm of Starnes & Atchison, LLP, where he has worked since 1975.

W. Edgar Welden, 62, is being nominated to serve as a director of ANB for the first time. He was identified for nomination by W. Stancil Starnes, an outside director of ANB. Mr. Welden is an active real estate investor and is the retired Chairman of Southeastern Property Management, Inc. (a real estate development and management company), where he worked from 1977 to 1997. Mr. Welden served as a director of NBC from 1994 through February 2005. William D. Montgomery, one of Alabama National’s current directors and a nominee for director, is Mr. Welden’s brother-in-law.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE DIRECTORS NOMINATED BY THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines

The Company is committed to having sound corporate governance principles. Having such principles is essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace. ANB’s Board of Directors has adopted corporate governance guidelines that set forth fundamental corporate governance principles of the Company in order to demonstrate the Board’s accountability and its desire to achieve superior business results. The Company has adopted a Code of Ethics which is filed as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (“SEC”). The Company’s Board of Directors and Board committee structure are described below.

Board Independence

Presently there are fourteen members on our Board of Directors, eleven of whom currently are neither officers nor employees of the Company. The Board has determined that the following eight directors have no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of their independent judgment in carrying out their responsibilities, and such persons are independent within the meaning of the Company’s independence standards, which reflect The Nasdaq Stock Market, Inc. (“Nasdaq”) director independence standards as currently in effect: W. Ray Barnes, John V. Denson, Griffin A. Greene, John D. Johns, William D. Montgomery, C. Lloyd Nix, John Plunk and W. Stancil Starnes. Therefore, a majority of the members of the Board of Directors are independent under the Nasdaq director independence standards. Additionally, the Board has determined that Bobby A. Bradley and W. Edgar Welden, the two nominees who do not currently serve on the Board, are independent within the meaning of Nasdaq’s listing standards.

Board Structure and Committee Composition

Each Director serves for a term of one year or until his successor is elected and qualified. The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with key executives. Directors also communicate with the Company’s outside advisors, as necessary. The Board of Directors met six times in 2004.

There are currently four standing committees of the Board of Directors: (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Nominating and Corporate Governance Committee, and (iv) the Executive Committee. Each committee is composed of members of the Board of Directors, and each committee reports its actions to the full Board of Directors. Each committee other than the Executive Committee operates under a written charter adopted by the Board. The Board of Directors may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Other than Mr. McWane, none of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he served. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. Eleven directors attended the 2004 annual meeting of stockholders.

The following tables describe the functions and current membership for each committee of the Board of Directors, as well as the number of meetings held in 2004.

Audit Committee – Eight Meetings in 2004

Functions and Other Disclosures	Members
The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’s financial policies and procedures and disclosure controls and procedures; the Company’s system of internal controls; and the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for appointing and overseeing the independent auditor of the Company. A copy of the Charter of the Audit Committee is attached to this proxy statement as Appendix A. The Board of Directors has carefully evaluated the backgrounds of the members of the Audit Committee and has determined that such members qualify as “independent” as defined in the applicable Nasdaq listing standards and by applicable SEC rules for Audit Committee membership. Furthermore, in accordance with SEC rules, the Board has determined that each of John D. Johns and William D. Montgomery is an “audit committee financial expert” as defined by the applicable SEC rules. The Report of the Audit Committee appears in this proxy statement at page 22.	John D. Johns, Chairman William D. Montgomery W. Ray Barnes Griffin A. Greene C. Lloyd Nix

Compensation Committee – Three Meetings in 2004

Functions and Other Disclosures	Members
The Compensation Committee is authorized to approve the compensation to be paid to officers, directors and committee members of ANB. Executive compensation may include, but is not limited to, salary, bonus, performance share awards, stock options, other long-term and annual compensation and any combination thereof as the Compensation Committee deems appropriate in light of the performance of ANB. The Compensation Committee is composed of three directors each of whom has been determined by the Board of Directors to qualify as “independent” under the Nasdaq director independence standards. The Compensation Committee is governed by the Compensation Committee Charter, a copy of which is attached to ANB’s proxy statement for its 2004 Annual Meeting of Stockholders as Appendix B. The Compensation Committee’s Annual Report on Executive Compensation appears in this proxy statement at page 17.	John D. Johns, Chair John M. Plunk W. Stancil Starnes

Nominating and Corporate Governance Committee – One Meeting in 2004

Functions and Other Disclosures	Members
The purpose of the Nominating and Corporate Governance Committee is to (a) identify individuals qualified to become members of the Board and to recommend director nominees to the Board for election at each annual meeting of stockholders, (b) develop and recommend to the Board a set of corporate governance principles applicable to the Company and (c) oversee the evaluation of the Board and management. The Nominating and Corporate Governance Committee is composed of three directors each of whom has been determined by the Board of Directors to qualify as “independent” under the Nasdaq director independence standards. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, a copy of which is attached as Appendix C to ANB’s proxy statement for its 2004 Annual Meeting of Stockholders. The charter is not available on the Company’s website.	W. Stancil Starnes, Chair John D. Johns C. Lloyd Nix

Executive Committee – No Meetings in 2004

Functions	Members
The Executive Committee has the authority to exercise the full power of the Board of Directors, except that the Executive Committee may not approve any merger, consolidation or sale of substantially all of the assets of ANB, approve any amendment to ANB’s Certificate of Incorporation or Bylaws, appoint any members of any committee of the Board of Directors or declare any dividend or distribution.	John H. Holcomb, III G. Ruffner Page, Jr. C. Phillip McWane

The Board of Directors may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Consideration of Director Nominees

Director Qualifications

Criteria that is used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors includes factors relating to whether the director candidate would meet the definition of “independence” required by the Nasdaq listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Guidelines of Significant Governance Issues (the “Governance Guidelines”) also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Board and the Board culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Process for Evaluating Nominees for Director

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the “Nominating and Corporate Governance Committee of Alabama National BanCorporation,” c/o Corporate Secretary of Alabama National BanCorporation, 1927 First Avenue North, Birmingham, Alabama 35203:

•	The name of the recommended person;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Stockholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

c/o Corporate Secretary of Alabama National BanCorporation

1927 First Avenue North

Birmingham, Alabama 35203

All communications to the Company’s directors will be relayed to the Nominating and Corporate Governance Committee without being screened by management.

Executive Sessions

Executive sessions of independent directors are to be held at least two times a year and otherwise as needed. The sessions are chaired by an independent director selected by a majority of the independent directors.

COMPENSATION OF DIRECTORS

Annual Retainer and Attendance Fees. Non-employee directors of ANB receive an annual retainer fee of $21,000, as well as an attendance fee of $1,000 for each meeting of the Board of Directors and $500 for each meeting of a committee of the Board of Directors that they attend. Members of the Audit Committee receive $1,000 for each regular audit committee meeting ($2,000 per meeting for the Audit Committee Chair) and $500 for each conference call meeting that they attend ($1,000 per conference call meeting for the Audit Committee Chair). Employee directors of ANB do not receive any board fees.

Deferral of Payment. Non-employee directors may elect to defer payment to a specified date of all or any portion of their annual retainer and attendance fees under the ANB Deferral of Compensation Plan for Non-Employee Directors. In addition, non-employee directors that serve on certain bank subsidiary boards, described below, may elect to defer subsidiary bank board fees under the ANB Deferral of Compensation Plan for Non-Employee Directors of the Subsidiary Banks. Fees that are deferred under these plans may be credited to the directors, at the election of the director, in cash or common stock equivalents or a combination thereof. The common stock equivalents are converted into shares of our common stock only after termination of service on the applicable board. The common stock equivalents are credited with dividend equivalents that are equal in value to the dividends on our common stock.

Fees for Serving on the Boards or Advisory Boards of Our Subsidiaries. Each of Messrs. Johns (through February 2005), McWane, Page, Starnes (through February 2005), McMahon, Montgomery, Plunk (through February 2005), Barnes, Greene and Dr. Nix (through February 2005) also serve (or served) on the board of directors of one of ANB’s subsidiary banks, and receive (or received) an attendance fee of $200 for each subsidiary bank board meeting and committee meeting attended. Mr. Denson, Dr. Nix and Mr. Plunk also serve on an advisory board of First American Bank and receive fees of $200 per meeting attended. Employee directors of subsidiary banks do not receive any board fees.

Other. Directors are reimbursed for all reasonable travel expenses and out-of-pocket costs incurred in the performance of their duties as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 15, 2005 by:

•	each Director and Director nominee;

•	each executive officer named in the Summary Compensation Table below;

•	all of our Directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Name	Number of Shares of Common Stock(1)(2)	% of Shares of Common Stock(3)
W. Ray Barnes(4)	105,466	*
Bobby A. Bradley	-0-	*
John R. Bragg	64,847	*
Dan M. David(5)	85,076	*
John V. Denson	9,135	*
Griffin A. Greene(6)	63,555	*
John H. Holcomb, III(7)	137,381	*
John D. Johns(8)	46,732	*
John J. McMahon, Jr.(9)	586,998	3.4%
C. Phillip McWane(10)(17)	1,251,561	7.3%
William D. Montgomery	36,032	*
Richard Murray, IV(11)	91,563	*
Victor E. Nichol, Jr.(12)	68,598	*
C. Lloyd Nix(13)	91,196	*
G. Ruffner Page, Jr.(14)(17)	682,942	4.0%
John M. Plunk(15)	34,970	*
W. Stancil Starnes	51,359	*
William E. Matthews, V(16)	71,101	*
W. Edgar Welden	79,716	*
All Directors & Executive Officers as a group (18 persons)	3,422,328	20.0%

*	Reflects ownership of less than 1%.
(1)	The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under the federal securities laws, but does not include shares of which a person disclaims beneficial ownership. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.
(2)	The share amounts reported also include common stock equivalents held by directors under ANB’s Deferral of Compensation Plan for Non-Employee Directors and ANB’s Plan for the Deferral of Compensation by Non-Employee Directors of the Subsidiary Banks and by certain executive officers under the ANB Plan for Deferral of Compensation by Key Employees, entitling such directors and executive officers to receive upon distribution a share of common stock for each stock equivalent. The number of stock equivalents included are listed as follows: Mr. Barnes, 4,063; Mr. David, 5,302; Mr. Denson, 711; Mr. Holcomb, 17,490; Mr. Johns, 9,515; Mr. McMahon, 7,058; Mr. McWane, 5,883; Mr. Montgomery, 4,750; Mr. Murray, 14,244; Dr. Nix, 1,535; Mr. Page, 7,515; Mr. Plunk, 921; Mr. Starnes, 9,942; and Mr. Matthews, 13,901.
(3)

Percentage of ownership is based on 17,131,758 shares of ANB common stock representing 17,013,628 shares outstanding as of March 15, 2005, and 118,130 shares of common stock equivalents held in deferred compensation plans of certain executive officers and directors. In the case of persons who possess outstanding stock options, percentage of ownership is based on the shares described in the previous sentence and the number of shares underlying options held by such persons exercisable within 60 days from said date. Percentage of ownership with respect to all directors and executive officers as a group also includes options held by such directors and executive officers to purchase 100,695 shares of ANB common stock within 60 days.
(4)	Includes 3,094 shares held by Mr. Barnes’ wife.
(5)	Includes stock options to purchase 22,997 shares of ANB common stock. Does not include 3,262 shares owned of record by Mr. David’s wife, of which Mr. David disclaims beneficial ownership.
(6)	Includes stock options to purchase 1,448 shares of ANB common stock. Includes 327 shares held by Mr. Greene’s wife. Also includes 6,537 shares held in a limited liability partnership of which Mr. Greene’s minor children are partners, over which Mr. Greene has voting power. Also includes 29,075 shares held by a limited partnership, of which Mr. Greene is a limited partner and a corporation controlled by Mr. Greene is the general partner.
(7)	Includes stock options to purchase 40,000 shares of ANB common stock. Includes 700 shares held by Mr. Holcomb as custodian for his three children and 500 shares held by Mr. Holcomb’s wife’s Individual Retirement Account. Also includes 4,506 shares held in ANB’s 401(k) Employee Capital Accumulation Plan, for which Mr. Holcomb holds investment power.
(8)	Does not include 1,000 shares owned by Mr. Johns’ wife’s Individual Retirement Account, 1,500 shares held for the benefit of Mr. Johns’ wife in the James A. Dunlap Children’s Trust and the Nancy D. Johns Subtrust, or 2,000 shares held by Mr. Johns’ wife as custodian for their minor children. Mr. Johns disclaims beneficial ownership of these shares.
(9)	Includes 187,995 shares held by the Anna McWane Trust, 67,340 shares held by the J.R. McWane, Jr. Marital Trust, and 21,435 shares held by the Jonathan B. McWane Trust. Mr. McMahon is the trustee for each of these trusts. Also includes 300,000 shares held in a family partnership pursuant to which Mr. McMahon shares the power to vote and dispose of the shares with his wife, and with his three children and the spouses of two of those children. Does not include 96,830 shares held by Mr. McMahon’s wife, of which Mr. McMahon disclaims beneficial ownership.
(10)	Includes 184,692 shares owned by H & P Partners of Alabama, L.P., a family limited partnership, of which Mr. McWane has shared voting control. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. McWane, of which Mr. McWane does not have and disclaims beneficial ownership. The address for Mr. McWane is 2900 Highway 280, Suite 300, Birmingham, Alabama 35223.
(11)	Includes stock options to purchase 15,000 shares of ANB common stock. Also includes 1,600 shares held by Mr. Murray’s wife. Includes 3,941 shares held in ANB’s 401(k) Employee Capital Accumulation Plan, for which Mr. Murray holds investment power.
(12)	Mr. Nichol resigned as an officer and director of ANB in November 2004.
(13)	Includes 35,148 shares held jointly with Dr. Nix’s wife and 14,533 shares held by Dr. Nix’s wife.
(14)	Includes 417,768 shares held by the William McWane Trust for the benefit of Phillip McWane and 174,070 shares held by the William McWane Trust for the benefit of Anna McWane. Mr. Page is the trustee for each of these trusts. Also includes 1,500 shares held by Mr. Page as custodian for his three minor children. Also includes 15,000 shares held in three separate trusts for the benefit of Mr. Phillip McWane’s children. Mr. Page is the trustee for each of these trusts. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. Phillip McWane, of which Mr. Page disclaims beneficial ownership. Does not include 8,000 shares held by Mr. Page’s wife, of which Mr. Page disclaims beneficial ownership. The address for Mr. Page is 2900 Highway 280, Suite 300, Birmingham, Alabama 35223.
(15)	Includes 646 shares owned by Mr. Plunk’s wife’s Individual Retirement Account and 7,595 shares held by Mr. Plunk’s wife. Also includes 16,629 shares owned by the Maund Family Limited Partnership, a family limited partnership, of which Mr. Plunk has shared voting control.
(16)	Includes 47,000 shares owned jointly with Mr. Matthews’s wife. Also includes stock options to purchase 10,000 shares of ANB common stock, and 200 shares held by Mr. Matthews as custodian for his two minor children.
(17)	Each of these individuals has filed a joint Schedule 13G with the SEC to acknowledge that they are part of a group formed for the purpose of acquiring, holding, voting and disposing of more than 5% of the outstanding ANB Common Stock. These individuals beneficially own, in the aggregate, 1,922,105 shares or 11.2% of the outstanding shares of ANB Common Stock. Excludes a total of 22,928 shares, of which beneficial ownership is disclaimed by Mr. Page, as disclosed in note 14 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Directors and executive officers of ANB, and persons who beneficially own more than ten percent of ANB’s common stock, to file reports of ownership and changes in ownership of ANB common stock held by them with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company. Based solely on its review of these reports, the Company believes that, during the year ended December 31, 2004, all reports were filed on a timely basis by reporting persons, except for Mr. Montgomery who filed four Forms 4 late, each of which related to a purchase of common stock through a broker-assisted dividend reinvestment program.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation

The table below sets forth a summary of the compensation we paid for the last three fiscal years to our Chief Executive Officer and the four additional most highly compensated persons serving as executive officers at the end of our last fiscal year, and for Victor E. Nichol, who resigned as an executive officer of ANB in November 2004 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Payouts(1) ($)		All Other Compensation ($)
John H. Holcomb, III Chairman and CEO	2004 2003 2002	$409,500 390,000 360,000	$183,600 468,000 360,000		$354,900 212,371 179,034		$11,275 11,000 263,494	(2)

Victor E. Nichol, Jr. Former Vice Chairman	2004 2003 2002	$231,875 260,000 255,000	$-0- 156,000 130,000		$106,470 70,790 59,678		$11,275 11,000 179,536	(2)

Dan M. David Vice Chairman	2004 2003 2002	$200,000 192,500 185,000	$105,000 105,875 101,000		$106,470 70,790 59,678		$14,015 13,740 11,240	(2)

Richard Murray, IV President and COO	2004 2003 2002	$222,000 210,000 190,000	$106,500 210,000 152,000		$177,450 113,265 95,485		$11,275 11,000 205,331	(2)

William E. Matthews, V Executive Vice President and CFO	2004 2003 2002	$202,000 190,000 170,000	$103,000 190,000 136,000		$159,705 113,265 95,485		$11,275 11,000 204,241	(2)

John R. Bragg Executive Vice President	2004 2003 2002	$165,000 160,000 155,000	$65,000 75,000 70,000	$ $ $	141,960 113,265 95,485	$ $ $	11,275 11,000 185,388	(2)

(1)	Long-term compensation is not yet determinable. The amount shown is the best estimate available as of the date of the payout. The amounts in this column relate to performance share payouts made to Messrs. Holcomb, Nichol, David, Murray, Matthews and Bragg in 2002, 2003 and 2004 under the ANB Performance Share Plan. Each of the Named Executive Officers that received payouts in 2002, 2003 and 2004 opted to defer such payouts in accordance with the provisions of the ANB Performance Share Plan, with the exception of Mr. Holcomb, who elected to accept a payout of 4,205 shares of common stock in 2002.
(2)	The amounts shown in this column for Messrs. Holcomb, Nichol, David, Murray, Matthews, and Bragg represent ANB contributions to ANB’s 401(k) Employee Capital Accumulation Plan in the amount of $11,275 each. The amount shown in this column for Mr. David also includes First American Bank payments of $2,740 in premiums paid on a term life insurance policy for Mr. David.

Aggregated Stock Option Exercises And Year-End Value

The table below sets forth, on an aggregated basis:

•	information regarding the exercise of options to purchase our common stock by each of the Named Executive Officers; and

•	the value at December 31, 2004 of all unexercised options held by such individuals.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable(1)
John H. Holcomb, III	-0-	N/A	26,667/13,333	$1,223,082/$611,518
Victor E. Nichol, Jr.	3,333	$148,517	-0-/-0-	N/A
Dan M. David(2)	-0-	N/A	21,330/1,667	$1,037,961/$76,457
Richard Murray, IV	-0-	N/A	10,000/5,000	$458,650/$229,325
William E. Matthews, V	-0-	N/A	6,667/3,333	$305,782/$152,868
John R. Bragg	-0-	N/A	3,333/1,667	$152,868/$76,457

(1)	Based on $64.74 per share, the closing sale price reported by NASDAQ for ANB on December 31, 2004.
(2)	As a result of the merger of First American Bancorp with and into ANB, ANB assumed certain stock option plans of First American Bancorp which include two non-qualified Stock Option Agreements dated March 7, 1997. Of Mr. David’s options, 17,997 were awarded by First American Bancorp prior to the merger under one of the non-qualified stock option agreements assumed.

Long-Term Incentive Plans

The following table shows information about grants of incentive awards under ANB’s Performance Share Plan in fiscal year 2004 to the Named Executive Officers.

LONG-TERM INCENTIVE PLANS – AWARDS IN 2004

Name	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold (#)	Target (#)	Maximum (#)
John H. Holcomb, III	6,000 shares	Four years	2,000	6,000	10,200
Dan M. David	1,500 shares	Four years	500	1,500	2,550
Victor E. Nichol, Jr.	1,500 shares	Four years	500	1,500	2,550
Richard Murray, IV	4,000 shares	Four years	1,333	4,000	6,800
William E. Matthews, V	4,000 shares	Four years	1,333	4,000	6,800
John R. Bragg	1,500 shares	Four years	500	1,500	2,550

(1)	Amount represents target 2004 Performance Share award grant approved on December 17, 2003, by the Compensation Committee under the ANB Performance Share Plan to certain senior officers. The maximum award grant and the threshold pay-out are reflected in the table. See “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION” for a description of the Performance Share Plan and a description of the formula to be applied in determining amount of awards payable. Mr. Nichol’s 2004 award grant was forfeited upon his resignation as an executive officer of ANB in November 2004.

Defined Benefit Plan

As a result of the merger of National Commerce Corporation, the former parent of NBC, and Commerce Bankshares, Inc. with and into ANB (the “NBC Merger”), NBC became a wholly-owned subsidiary of ANB. NBC, now known as First American Bank, has maintained the NBC Pension Plan for the benefit of its employees since January 1, 1982. The NBC Pension Plan pays its participants a monthly retirement income equal to 1.3% of each participant’s “Average Monthly Earnings” multiplied by the number of years of continuous service to NBC. Both the Average Monthly Earnings and continuous service are measured through December 31, 1999, which is the date that the plan was frozen to future benefit accruals. The Average Monthly Earnings equals the participant’s annual compensation converted to a monthly amount and then averaged over the sixty (60) months immediately preceding December 31, 1999. However, no participant’s actual annual compensation shall exceed the maximum compensation limit in a given year as required by law. Pension plan benefits are not subject to deduction for Social Security and other offset amounts.

The following table reflects estimated annual benefits payable upon retirement under the NBC Pension Plan based upon the participant’s years of service and compensation level.

PENSION PLAN TABLE(1)

Average Annual Remuneration	Years of Service
	15	20	25	30	35
$125,000	$24,375	$32,500	$40,625	$48,750	$56,875
$150,000	$29,250	$39,000	$48,750	$58,500	$68,250

(1)	Annual compensation for purposes of the NBC Pension Plan is capped as required by law. For the 1999 plan year, compensation was capped at $160,000.

Effective December 31, 1999, the NBC Pension Plan was amended and restated. Pursuant to this restatement, the pension plan was frozen such that there is no accrual of future benefits after December 31, 1999. The annual compensation and credited years of service attributable to each of Messrs. Holcomb, Nichol, Murray, Matthews and Bragg as of December 31, 1999 are as follows:

	Annual Compensation		Credited Years of Service
John H. Holcomb, III	$160,000	(1)	19
Victor E. Nichol, Jr.	$160,000	(1)	6
Richard Murray, IV	$160,000	(1)	9
William E. Matthews, V	$140,799		8
John R. Bragg	$160,000	(1)	8

(1)	The maximum annual compensation for purposes of the NBC Pension Plan for the 1999 plan year.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes, as of December 31, 2004, the securities that have been authorized for issuance under the Company’s equity compensation plans categorized by those plans approved by security holders and those plans not approved by security holders.

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)		(c)
Equity compensation plans approved by security holders	268,255	$18.59	(1)	476,658	(2)
Equity compensation plans not approved by security holders(3)	57,313	$0.00	(4)	25,000	(5)
Total	325,568	$18.59		501,658

(1)	Does not include awards deferred pursuant to (i) the Alabama National BanCorporation Plan for the Deferral of Compensation for Directors Who Are Not Employees of the Company, and (ii) the Alabama National BanCorporation Plan for Deferral of Compensation by Key Employees, as there is no exercise price associated with these deferred awards.
(2)	Includes 287,691 shares of common stock reserved for issuance pursuant to the Alabama National BanCorporation Performance Share Plan and 15,800 shares of common stock reserved for issuance pursuant to the Alabama National BanCorporation Performance Share and Deferral Plan for Non-Employee Directors of Affiliate Banks.
(3)	Does not include outstanding options to purchase 139,054 shares of ANB common stock granted to employees and directors of banks assumed through various mergers and acquisitions. At December 31, 2004, these assumed options had a weighted average exercise price of $22.45 per share. None of the plans assumed have options that are available for future issuance.
(4)	Does not include awards deferred pursuant to (i) the Alabama National BanCorporation Plan for the Deferral of Compensation by Non-Employee Directors of the Subsidiary Banks, and (ii) the Alabama National BanCorporation Performance Share Plan for certain Directors of Citizens’ and Peoples’ Bank N.A., as there is no exercise price associated with these deferred awards.
(5)	Represents 25,000 shares of common stock reserved for issuance pursuant to the Alabama National BanCorporation Performance Share Plan for Certain Members of the Madison County Advisory Board of Directors of First American Bank.

The Company has the following equity plans that have not been approved by stockholders:

Features of the Alabama National BanCorporation Plan for the Deferral of Compensation by Non-Employee Directors of the Subsidiary Banks, the Alabama National BanCorporation Performance Share Plan for Certain Directors of Citizens’ and Peoples’ Bank, N.A., and the Alabama National BanCorporation Performance Share Plan for Certain Members of the Madison County Advisory Board of Directors of First American Bank are described in Note 12 of the Notes to the Consolidated Financial Statements beginning on page F-1 and that are included in the Annual Report.

Community Bank of Naples, N.A. 1996 Stock Option Plan. ANB assumed the Community Bank of Naples, N.A. 1996 Stock Option Plan in connection with ANB’s acquisition of Community Bank of Naples in December 1998. Only key employees of Community Bank of Naples identified by its board of directors were eligible to participate. At the time the outstanding options were granted, the options were exercisable for common stock of Community Bank of Naples. All outstanding options were granted prior to ANB’s acquisition of Community Bank of Naples, and options are no longer granted under the plan. Under the plan, the exercise price of the options equaled the fair market value of Community Bank of Naples’ common stock at the time of the grant. Following the merger, these options became exercisable for shares of ANB common stock.

First American Bancorp Non-Qualified Stock Option Agreements. ANB assumed two First American Bancorp Non-Qualified Stock Option Agreements in connection with ANB’s merger with First American Bancorp in November 1997. At the time the outstanding options were granted, the options were exercisable for common stock of First American Bancorp. All outstanding options were granted prior to ANB’s merger with First American Bancorp, and options are no longer granted under the agreements.

Community Financial Corporation 1996 Stock Option Plan. ANB assumed the Community Financial Corporation 1996 Stock Option Plan in connection with ANB’s merger with Community Financial Corporation in October 1998. At the time the outstanding options were granted, the options were exercisable for common stock of Community Financial Corporation. All outstanding options were granted prior to ANB’s merger with Community Financial Corporation, and awards are no longer granted under this plan. Under this plan, the exercise price of the options could not be less than the fair market value of the stock into which the options were exercisable at the time of grant. Following the merger, these options became exercisable for shares of ANB common stock.

Millennium Bank Directors’ Stock Option Plan and Millennium Bank Officers’ and Employees’ Stock Option Plan. ANB assumed the Millennium Bank Directors’ Stock Option Plan and the Millennium Bank Officers’ and Employees’ Stock Option Plan in connection with ANB’s acquisition of Millennium Bank in June 2003. At the time the outstanding options were granted, the options were exercisable for common stock of Millennium Bank. All outstanding options were granted prior to ANB’s acquisition of Millennium Bank, and awards are no longer granted under these plans. Under these plans, the exercise price of the options could not be less than the fair market value of the stock into which the options were exercisable at the time of grant. Following the acquisition of Millennium Bank, these options became exercisable for shares of ANB common stock.

Cypress Bank Directors’ Stock Option Plan and Cypress Bank Officers’ and Employees’ Stock Option Plan. ANB assumed the Cypress Bank Directors’ Stock Option Plan and the Cypress Bank Officers’ and Employees’ Stock Option Plan in connection with ANB’s acquisition of Cypress Bankshares, Inc. in February 2004. At the time the outstanding options were granted, the options were exercisable for common stock of Cypress Bank. All outstanding options were granted prior to ANB’s acquisition of Cypress Bank, and awards are no longer granted under these plans. Under these plans, the exercise price of the options could not be less than the fair market value of the stock into which the options were exercisable at the time of grant. Following the acquisition of Cypress Bankshares, Inc., these options became exercisable for shares of ANB common stock.

Indian River Banking Company 1999 Stock Option Plan and Indian River Banking Company 1999 Director Fee Stock Option Plan. ANB assumed the Indian River Banking Company 1999 Stock Option Plan and the Indian River Banking Company 1999 Director Fee Stock Option Plan in connection with ANB’s acquisition of Indian River Banking Company in February 2004. At the time the outstanding options were granted, the options were exercisable for common stock of Indian River Banking Company. All outstanding options were granted prior to ANB’s acquisition of Indian River Banking Company, and awards are no longer granted under these plans. Under these plans, the exercise price of the options could not be less than the fair market value of the stock into which the options were exercisable at the time of grant. Following the acquisition of Indian River Banking Company, these options became exercisable for shares of ANB common stock.

EMPLOYMENT CONTINUATION AGREEMENTS

ANB has entered into employment continuation agreements with each of the Named Executive Officers (excluding Mr. Nichol, who resigned in November 2004) which provide for certain benefits in the event of a “change in control” of ANB. Upon a change of control, all stock options of each Named Executive Officer become immediately vested and exercisable in full, and all outstanding performance shares are paid in cash as if the applicable target performance level(s) had been met (or, in some cases, exceeded). Each agreement provides for a two-year employment period, during which time each Named Executive Officer would be entitled to maintain his pre-change of control position with ANB at the same base salary, bonus/incentive compensation and benefits. If during this time, the Named Executive Officer terminates his employment for “good reason” or if ANB terminates the Named Executive Officer’s employment other than for “cause”, the Named Executive Officer would receive certain benefits. Such benefits include (i) a payment equal to three times the sum of (a) the annual base salary in effect at the time of the change in control, (b) the average annual incentive plan bonus for the three years preceding the change in control or the date of termination (whichever is greater) and (c) the cash value of any performance shares awarded in the year in which the change of control occurs; (ii) continuation for up to twenty-four months in the Company’s hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) supplemental retirement benefits in the form of a deferred annuity contract payable upon the Named Executive Officer’s 65th birthday; and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal, Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee, which establishes the compensation of the executive officers of ANB, during 2004 was comprised of Messrs. Johns, Plunk and Starnes. No member of the Committee during 2004 was an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Stockholders

The Compensation Committee of the Board of Directors oversees and administers the executive compensation program on behalf of the Board of Directors. This report provides details and background information regarding our executive compensation program.

The Committee

The Compensation Committee is composed of three non-employee members of the Board of Directors, each of whom is independent, as determined by the Board, within the meaning of applicable Nasdaq listing standards. It has oversight of and approves the compensation paid to the Chief Executive Officer and certain other senior officers of ANB and its subsidiaries, including the Named Executive Officers. The specific duties and responsibilities of the Compensation Committee are described above under “CORPORATE GOVERNANCE AND BOARD MATTERS – Board Structure and Committee Composition,” and in the Compensation Committee Charter which is attached as Appendix B to ANB’s proxy statement for the 2004 Annual Meeting of Stockholders.

Components of Executive Compensation

Total compensation for the executive officers is reviewed and set annually and includes three primary types of compensation:

•	Base salary;

•	Bonuses paid under the ANB Annual Incentive Plan; and

•	Long-term incentive compensation under the Performance Share Plan and other long-term plans.

The following discussion is applicable to executive officers of ANB, including the Chief Executive Officer and the Named Executive Officers.

Base Salary. Executive officers’ base salaries are determined by several factors, but principally by the level of responsibilities required by the position. In establishing base salaries, the Compensation Committee reviews recommendations by the Chief Executive Officer and considers information provided by an outside compensation consultant relating to compensation paid by other banking companies and bank holding companies of comparable size. Individual competence, length of service in a position, and comparisons to salaries for similar positions in other comparable companies guide the determination of the appropriate level of an executive officer’s salary. Company performance may also be a factor in determining the amount of any base salary increase. The Committee’s compensation strategy for executive officers is to pay salaries at or near the median. Performance-based cash bonus and performance share awards, when totaled, are used to provide significant performance-based compensation. Based on these factors, Mr. Holcomb’s base salary for calendar year 2004 was set at $409,500. The base salaries and incentive bonuses for Messrs. Holcomb, Murray, Matthews and Bragg, each of whom was an officer of NBC, were paid by NBC. Since the merger of NBC with and into First American Bank in February 2005, each of these persons has been an officer of First American Bank. Accordingly, their base salaries and incentive bonuses, along with those of Mr. David (who has been an officer of First American Bank since 1995) are paid by First American Bank. ANB reimburses First American Bank for a portion of the base salary and bonus of these individuals based on an allocation of time that such executives spent on ANB holding company matters.

Annual Incentive Plan Bonus. The Annual Incentive Plan was established for the purpose of rewarding, retaining, and providing incentives for performance through annual bonuses for those employees who contribute most to the operating progress of ANB. The Compensation Committee sets the total target amount of bonuses for each year and reviews the methodology used to determine individual bonuses, which is ratified by the Board of Directors. Individual bonuses of employees participating in the Annual Incentive Plan are determined by ANB’s executive officers with the approval of the Chief Executive Officer. The Compensation Committee specifically reviews and approves each annual bonus paid to the executive officers participating in the Annual Incentive Plan (the “AIP”), including the Chief Executive Officer.

Each of the executive participants is assigned a target bonus percentage expressed as a percentage of each participant’s salary. The target bonus percentages were set at amounts ranging from 27.5% to 75% for 2004 by the Compensation Committee. The target bonus percentage is established by determining the desired total incentive compensation component for the particular employee and by reviewing the practices of certain peer banks as reflected in available surveys. Bonus payments under the AIP, when made, may range from 33% to 200% of the target amount. Other than the Chief Executive Officer, an individual’s AIP bonus is based upon a combination of ANB’s performance, departmental performance and the individual’s performance. The AIP bonus of the Chief Executive Officer is based on ANB’s performance according to a range fixed for the year by the Compensation Committee relating to certain earnings per share goals, subject to adjustment by the Compensation Committee. The AIP bonus relating to 2004 for Mr. Holcomb was determined based on ANB earnings per share during 2004. Under the terms set by the Compensation Committee, Mr. Holcomb would earn a target AIP bonus award of 75% of salary if the Company’s 2004 earnings per share (diluted) were $3.48. A maximum bonus, 200% of target or 150% of 2004 base salary, would be paid if the Company’s earnings per share (diluted) were $3.56 or higher. A threshold bonus, 33% of target or 25% of Mr. Holcomb’s base salary, would be paid if the Company’s earnings per share (diluted) were $3.33, and no bonus would be paid if the Company’s earnings per share (diluted) were below $3.33. The Company’s 2004 earnings per share (diluted) of $3.39 exceeded the threshold, but was less than the target. Based on his performance Mr. Holcomb received an AIP Bonus of $183,600, representing 60% of the target bonus.

Performance Share Plan. The Performance Share Plan is administered by the Compensation Committee and was established to promote the long-term success of ANB and its subsidiaries. The Performance Share Plan is a key component of executive compensation, and is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in ANB, to continue employment with ANB and to render superior performance during such employment. ANB develops its performance share award amounts under the Performance Share Plan by reviewing the long-term incentive opportunities provided to executives in similar positions at peer banks and determining the desired total long-term compensation component of the particular employee’s compensation package.

The Performance Share Plan enables the Compensation Committee to select, at its discretion, executive officers to receive incentive compensation awards under the plan. Each award granted generally represents one share of ANB common stock. At the time the Compensation Committee grants incentive compensation awards (also referred to as performance share awards) under the Performance Share Plan, the Compensation Committee is required to fix an award period not to exceed five calendar years. Award grants are ratified by the Board of Directors. If, at the close of any award period applicable to a performance share award, the Compensation Committee determines that the participant has met the conditions for payment of the award, then, unless otherwise directed by the Compensation Committee, the award will be paid to the participant as promptly as possible. A more detailed discussion of the Performance Share Plan is found beginning on page 25 of this proxy statement under Proposal 3 – Description of Performance Share Plan.

The performance share awards made under Performance Share Plan relating to 2004 were determined by calculating the desired total long-term compensation component of the particular employee’s compensation package and by comparison of this long-term component to long-term awards made at a peer group of comparable banks and bank holding companies. Award grants relating to the four year period beginning on January 1, 2004 were made to executive officers using performance criteria based on return on average equity in comparison to a peer group of banks and bank holding companies. Target awards were established based on this criteria, and maximum awards were set at 170% of the target award. The maximum award for the 2004 award grant can be achieved if ANB ranks in the top 10% of its peer group during the award period in terms of return on average equity. Mr. Holcomb was granted a performance share award in 2004 based on a target of 6,000 shares and return on average equity benchmarks established by the Compensation Committee in conformance with overall compensation criteria for Mr. Holcomb. For the 2005 award grants, the Compensation Committee changed the performance criteria to the compounded annual growth rate of the annual earnings per share of the Company during the four-year award period.

Limits to Tax Deductibility of Executive Compensation.

Under Section 162(m) of the Internal Revenue Code, the Company may not take tax deductions for amounts greater than $1 million that are paid annually to an executive whose pay must be disclosed separately in the Company’s proxy statement, unless the payments are made under qualifying performance-based compensation plans which meet certain specific requirements. The Company’s executive compensation plans have been designed to comply with these specific requirements.

Summary

The Committee believes that the caliber and motivation of our employees, and their leadership, are critical to our success in a competitive marketplace. Effective and motivational compensation programs are essential ingredients to success. The Committee believes that our compensation programs are effective in serving us and our shareholders in the short and long term.

Compensation Committee:

John D. Johns, Chairman

John M. Plunk

W. Stancil Starnes

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to ANB’s stockholders during the period beginning December 31, 1999 and ending on December 31, 2004, compared to an overall stock market index (NASDAQ Stock Market, U.S. Companies) and the SNL All Bank Index.

Comparisons of Five-Year Cumulative Total

Shareholder Returns Among ANB, NASDAQ Stock Market &

SNL All Bank Index

INDEX	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Alabama National BanCorporation	$100.00	$124.93	$191.93	$253.79	$313.96	$395.46
NASDAQ - Total US(1)	100.00	60.82	48.16	33.11	49.93	54.49
SNL All Bank Index(2)	100.00	118.10	119.29	109.38	147.55	165.34

(1)	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004.
(2)	Source: SNL Securities, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship between First American Bank and Woodward Properties

First American Bank’s main office is occupied under a lease with an affiliated party, Woodward Properties, of which (i) Mr. Ruffner Page, as custodian of the three minor children of Mr. Phillip McWane, (ii) Mr. Phillip McWane, (iii) Mr. John McMahon and (iv) a family partnership, of which Mr. McMahon has beneficial ownership, are partners. This office lease originated in 1984. NBC (now First American Bank) has leased 84,617 square feet at an annual rental rate of $16.25 per square foot through the year 2020, subject to adjustment based on the Consumer Price Index. ANB believes this lease represents an arms-length rate and terms for comparable space in the Birmingham market.

Relationships between ANB and its Directors and Executive Officers

Mr. Patrick David, an account executive with NBC Securities, Inc., a broker-dealer subsidiary of First American Bank, is the adult son of Mr. Dan David, Vice Chairman and a director of the Company. Patrick David received total compensation during 2004 of $338,779, which compensation was entirely commission based.

ANB and its subsidiary banks (the “Banks”) have and expect to continue to have banking and other transactions in the ordinary course of business with directors and executive officers of ANB and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or executive officers have a controlling interest, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to ANB and the Banks. Each of the Banks is subject to limits on the aggregate amount it can lend to the Banks’ and ANB’s directors and officers as a group. This limit is generally equal to the applicable entity’s unimpaired capital and surplus. Loans to individual directors and officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of five directors who are independent directors as defined under applicable Nasdaq listing standards and SEC rules currently in effect. The Audit Committee operates under a written charter amended and restated by the Board of Directors on February 16, 2005, a copy of which is attached hereto as Appendix A.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management ANB’s audited financial statements as of, and for, the year ended December 31, 2004.

•	We have discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We considered whether the provision of non-financial audit services was compatible with PricewaterhouseCoopers LLP’s independence in performing financial audit services.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in ANB’s Annual Report on Form 10-K for the year ended December 31, 2004. It should be noted that management is responsible for the Company’s financial reporting process including its system of internal control, and of the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

John D. Johns, Chairman

W. Ray Barnes

William D. Montgomery

C. Lloyd Nix

Griffin A. Greene

PROPOSAL 2

APPROVAL OF INCREASE TO THE NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK

The Board of Directors has approved and recommends to the stockholders that they consider and approve the proposed amendment of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares from 27,600,000 to 50,100,000, of which 50,000,000 shares will be Common Stock, and 100,000 shares will be preferred stock, $1.00 par value per share (“Preferred Stock”). The form of the proposed amendment is attached to this proxy statement as Appendix B. The effect of the proposed amendment is to increase the authorized shares of Common Stock from 27,500,000 to 50,000,000. If the proposed amendment is approved by the stockholders, paragraph A of Article FOURTH of ANB’s Restated Certificate of Incorporation would read in its entirety as follows:

“A. The total number of shares of stock which the Corporation shall have authority to issue is fifty million one hundred thousand (50,100,000), consisting of fifty million (50,000,000) shares of common stock, par value $1.00 per share (“Common Stock”), and 100,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).”

Pursuant to Delaware corporate law, the Board of Directors is authorized to issue from time to time any and all authorized and unissued shares of Common Stock for any proper corporate purpose without prior stockholder approval, except as may be required for a particular transaction by such law, ANB’s Restated Certificate of Incorporation, or by the rules of the NASDAQ Stock Market, or any other stock exchange on which ANB’s securities may then be listed.

As of March 15, 2005, there were 17,013,628 shares of Common Stock outstanding. An aggregate of 1,219,405 shares of Common Stock are reserved for issuance upon exercise of options and awards granted or to be granted under ANB’s employee benefit plans.

The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of ANB and its stockholders. The proposed increase in the number of authorized shares of Common Stock will give ANB greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of stockholders to increase the number of authorized shares. The Board of Directors may deem it appropriate to issue Common Stock in order to facilitate possible future mergers or acquisitions, to raise capital, in connection with potential future stock dividends or stock splits, or other corporate purposes. The current amount of authorized but unissued shares of Common Stock could limit the timing of any such future transaction, if ANB were required to hold a special meeting of its stockholders to facilitate the issuance of additional shares of Common Stock in such transactions.

Stockholders do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock and the stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

Possible Effects of the Proposal - Anti-Takeover Considerations. If the proposed amendment is adopted, the authority of the Board of Directors to issue the newly authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of ANB, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock then outstanding.

ANB is presently authorized to issue 100,000 shares of Preferred Stock. No shares of the Preferred Stock have been issued, and ANB has no present intention to issue any such shares. The Board of Directors has the authority, without action by the stockholders, to create one or more series of Preferred Stock and determine the number of shares, designation, price, sinking fund terms, conversion, and voting rights with respect to any such series. The issuance of any such series of Preferred Stock could be used to render more difficult an unfriendly tender offer, proxy contest, merger, or other change in control of ANB.

The authority of the Board of Directors to issue additional shares of Common Stock or shares of Preferred Stock could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of ANB.

ANB is not aware of any efforts to accumulate ANB’s securities or to obtain control of ANB, and ANB has no present intention or agreement to issue any additional shares of Common Stock other than shares which may be issued from time to time pursuant to employee benefit plans and outstanding options.

Required Vote. An affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to adopt the proposal to increase the number of authorized shares of capital stock. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE THIRD AMENDMENT AND RESTATEMENT

OF THE ALABAMA NATIONAL BANCORPORATION

PERFORMANCE SHARE PLAN

On May 16, 1996, the stockholders of the Company approved the Alabama National BanCorporation Performance Share Plan (as previously amended, the “Performance Share Plan”). The Board of Directors has recently approved, and is seeking approval by the stockholders, of the Third Amendment and Restatement of the Performance Share Plan, the form of which is attached as Appendix C hereto (the “Amended Performance Share Plan”). The Board of Directors has approved amendments to the Performance Share Plan, subject to the approval of the Company’s stockholders, to: (1) extend the final performance share award date from December 31, 2005 to December 31, 2015, (2) increase the total performance shares that may be awarded under the Performance Share Plan from 400,000 to 800,000 and (3) provide limited discretion for award criteria to be revised during the award period where special or non-recurring circumstances exist. The purpose of the Performance Share Plan is to further the long-term growth in profitability of the Company by offering long-term incentives in addition to current compensation to key employees of the Company who will be largely responsible for such growth.

The Performance Share Plan authorizes the award of performance shares to a select group of executive officers and key employees which will vest based on the attainment of certain preestablished levels of performance with respect to certain objective measurements of performance set forth in the Performance Share Plan. The Board of Directors has approved certain changes to the Performance Share Plan, subject to the approval of stockholders, including the extension of the plan to December 31, 2015, and increasing total performance shares that may be awarded from 400,000 to 800,000. There are currently 86,083 performance shares available for future award under the plan. These amendments permit the continued use of the Performance Share Plan to provide long-term incentives to key employees of the Company.

The Board has also approved an amendment to the plan to allow for revision of the award criteria in certain special or non-recurring situations or circumstances prior to the end of an award period. There are certain circumstances where the original award criteria are no longer a key indicator of the long-term success of the Company, and this discretion will provide the Company the opportunity to have flexibility in these situations. The Company has historically used return on average equity based criteria as compared to a peer group of banks and bank holding companies for awards made to executive officers under the plan. The Board of Directors is evaluating whether this remains an appropriate measure since the Company’s financial goals are now more focused on long-term annual earnings per share growth. Management has been successful in expanding the Company into high growth markets in Florida and greater Atlanta over the past several years. With purchase accounting treatment, such acquisitions are typically dilutive to return on average equity. However, the Board believes such acquisitions have been accretive to shareowner value. The Board believes the maximization of shareowner value is most dependent upon the compound annual growth rate of the Company’s earnings per share, and that such a factor is therefore a better measure of management’s success and a better award criteria. Award grants in 2005 to executive officers were based on net income per share growth criteria.

The following summary of the Amended Performance Share Plan is qualified in its entirety by reference to the complete text of the Performance Share Plan, which is attached hereto as Appendix C. The existence of the Amended Performance Share Plan shall not preclude the Company from making any additional payments outside the Amended Performance Share Plan to participants therein or to other employees.

Required Vote. In order to be adopted, this proposal must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted at the Annual Meeting. Unless instructed to the contrary, shares represented by proxies will be voted to approve the Amended Performance Share Plan.

On March 15, 2005, the closing price of the Company’s Common Stock on the NASDAQ National Market System was $61.57 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 3.

Description of Performance Share Plan

Eligibility. The Performance Share Plan authorizes a committee (the “Committee”) to make awards of performance shares representing shares of the Company’s Common Stock (the “Performance Shares”) to officers and other key employees of the Company and its subsidiaries, including all of the Company’s Named Executive Officers. The number of eligible participants in the Performance Share Plan will vary from year to year at the discretion of the Committee. During 2004, 40 employees (including all of the Company’s Named Executive Officers) were eligible to receive awards under the Performance Share Plan and it is expected that approximately 55 employees will be eligible for awards under the Performance Share Plan in 2005.

Administration. The Performance Share Plan is administered by a Committee designated by the Board of Directors which must be composed of at least three directors of the Company. The Compensation Committee currently serves as the Committee. The Committee has the authority to determine (i) which eligible employees will be participants, (ii) the performance objectives with respect to any awards made, (iii) the terms and conditions of all awards made, and (iv) the amount of compensation that may be payable to any participant upon the attainment of the applicable performance objectives.

Performance Criteria. The Committee will award a number of Performance Shares with respect to a period of more than one year (the “Performance Period”) and pursuant to performance objectives (the “Performance Objectives”) it shall establish. The Performance Objectives may be based upon any of the following areas: (i) net income per share, (ii) return on average equity, and (iii) other reasonable bases. The Performance Objectives selected by the Committee for each Performance Period will be established prior to the beginning of such Performance Period (or at such later time as may be permitted under Section 162(m) of the Code). A determination of whether the applicable Performance Objectives have been attained, in whole or in part, will be made by the Committee following the end of the relevant Performance Period. In connection with its determination as to payment of Performance Shares, the Committee has limited discretion to adjust or (subject to stockholder approval of the Amended Performance Share Plan) to revise the Performance Objectives to recognize special situations or circumstances for the Company.

Payment. If the Committee determines that the Performance Objectives for a Performance Period have been attained, a participant will be entitled to receive, as soon as practicable after such determination has been made, a payment equal to the value of one share of the Company’s Common Stock for each Performance Share earned with respect to such Performance Period. The Performance Share Plan provides that payment of awards shall, unless otherwise directed by the Committee, be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the Federal, state and local taxes required to be withheld as a result of such award. If the Amended Performance Share Plan is approved by stockholders, the maximum number of Performance Shares which may be earned under the Performance Share Plan will increase from 400,000 to 800,000. This maximum number is subject to adjustment to reflect a change in the Company’s Common Stock. No participant may earn more than 25% of the Performance Shares available under the Performance Share Plan.

Termination of Employment. If a participant’s employment is terminated by death, disability or by retirement on or after normal retirement age or prior to normal retirement age at the request of the Company, after any Performance Shares have been awarded, such participant will receive a pro-rata payment with respect to any outstanding Performance Shares based on the period of employment during the applicable Performance Period and determined by reference to the performance achieved as of the end of the fiscal year immediately preceding the termination date. If a participant’s employment is terminated by reason of (i) retirement prior to normal retirement age at the request of the participant and approved in writing by the Company, (ii) the divestiture of a business segment or a significant portion of the assets of the Company, or (iii) a significant reduction by the Company in its work force, the determination of whether any payment with respect to any unvested portion of an award shall be at the discretion of the Committee. If a participant’s employment is terminated for any other reason, any unvested portion of a participant’s Performance Share award will be forfeited.

Amendment and Termination. The Board of Directors of the Company may amend, suspend or terminate the Performance Share Plan at any time. However, no amendment may, without stockholder approval, (i) increase the total number of Performance Shares which may be awarded under the Performance Share Plan or (ii) change the definition of Performance Share under the Performance Share Plan. If the Amended Performance Share Plan is approved by stockholders, awards may be made to participants under the plan through December 31, 2015. Currently, the final date for awards is December 31, 2005.

Plan Termination. In the event the Board of Directors terminates the Performance Share Plan, such termination shall not adversely affect any right or obligation with respect to a Performance Share Award theretofore made.

Change in Control. In the event of a Change in Control (as defined in the Performance Share Plan), the Performance Share Plan will automatically terminate and each participant shall be deemed to have earned Performance Shares with respect to all outstanding awards based upon performance as of the December 31st preceding the date of such Change in Control, except that, in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level with respect to all such outstanding awards. Each Performance Share so earned shall be canceled in exchange for a payment in cash of an amount equal to the greater of the value of the Common Stock immediately preceding such Change in Control or the value as determined in connection with such Change in Control. In addition, each of the Named Executive Officers has entered into Employment Continuation Agreements with the Company which could impact the amount of Performance Share Award payments upon a Change in Control. See “Employment Continuation Agreements.”

Deferral of Payments of Performance Shares. Each participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payment of any Performance Share payment in accordance with this deferral plan.

Federal Income Tax Consequences

The following is a brief summary of the significant aspects of current Federal income tax treatment of the Performance Share Awards that may be granted under the Performance Share Plan. This summary does not cover the tax effect, if any, of any state or local tax laws or any foreign tax laws.

Payments made under the Performance Share Plan will be taxable to the recipients thereof when paid, and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid. To the extent that payment is made in the form of Common Stock, the amount of taxable income to the participant and the deduction to the Company will be equal to the fair market value of the Common Stock on the date of payment.

The Performance Share Plan has been designed for certain awards to qualify for favorable treatment under Section 162(m) of the Code. Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to each of its Chief Executive Officer and its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to certain performance-based compensation that is paid pursuant to a plan or program approved by the Company’s Stockholders and that specifies the performance objectives to be obtained, the class of employees eligible to receive awards and the maximum amount that can be paid to eligible employees under such plan or program. To qualify for the exception available for performance-based compensation, Stockholders must approve the performance objectives to which such awards relate.

New Plan Benefits Table

Because payment of any award will be contingent on the attainment of Performance Objectives established for such Performance Period by the Committee, the amounts payable to eligible participants under the Performance Share Plan for any calendar year during which the Performance Share Plan is in effect cannot be determined until the award period with respect to the award has been completed. The table set forth below illustrates the amounts of award payouts for 2004 under the Performance Share Plan to each of the individuals, to the executive officers as a group and to the non-executive officer employees as a group. Non-employee directors do not participate in the Performance Share Plan.

NEW PLAN BENEFITS1

Name and Position	Dollar Value ($)	Number of Units
John H. Holcomb, III Chairman of the Board and Chief Executive Officer	$354,900	6,760 shares

Victor E. Nichol, Jr. Former Vice Chairman	$106,470	2,028 shares

Dan M. David Vice Chairman	$106,470	2,028 shares

Richard Murray, IV President and Chief Operating Officer	$177,450	3,380 shares

William E. Matthews, V Executive Vice President and Chief Financial Officer	$159,705	3,042 shares

John R. Bragg Executive Vice President	$141,960	2,704 shares

All Executive Officers as a group (six persons)	$1,046,955	19,942 shares

Non-Executive Officer Employee Group (six persons)	$315,981	5,956 shares

[1]	Represents performance share award payments to plan participants on April 27, 2004. The dollar value indicated is estimated based on the trading value of ANB Common Stock on the date of these award payments. All Named Executive Officers elected to defer receipt of these awards pursuant to ANB’s Deferral of Compensation Plan for Key Employees.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of PricewaterhouseCoopers LLP for the year ending December 31, 2005 is being presented to the stockholders for approval at the annual meeting. If the appointment of accountants is not ratified, the Audit Committee will reconsider its appointment of independent accountants.

General

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2005. PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, LLP) has been engaged by the Company since 1996, and has audited the Company’s financial statements for the year ended December 31, 2004.

It is expected that a representative PricewaterhouseCoopers LLP will be present at the 2005 annual meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by the Company for the audit and other services rendered by PricewaterhouseCoopers LLP (“PwC”) for 2004 and 2003.

	2004	2003
Audit Fees	$1,132,856	$370,349
Audit-Related Fees	$30,640	$44,010
Tax Fees	$146,518	$139,955
All Other Fees	—	$33,800

TOTAL	$1,310,014	$588,114

Audit Fees. Audit Fees for the last two years were for services rendered by PwC for (i) the audit of the Company’s annual consolidated financial statements, (ii) the review of the Company’s quarterly consolidated financial statements, (iii) assistance with and review of the Company’s filing of registration statements, (iv) comfort letters and consents, and (v) services provided by PwC in connection with statutory and regulatory filings or engagements. In 2004, Audit Fees also include fees incurred for PwC’s audit of the effectiveness of internal control over financial reporting and audit of management’s assessment of the effectiveness of internal controls over financial reporting.

Audit-Related Fees. Audit-Related Fees for the last two fiscal years were for assurance and related services rendered by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services consisted primarily of consultations concerning financial accounting and reporting matters, employee benefit plan audits, services related to business acquisitions and other attestation services.

Tax Fees. Tax Fees for the last two fiscal years were for professional services rendered by PwC in connection with (i) the preparation of the Company’s tax returns ($74,948 and $63,153 in 2004 and 2003, respectively), as well as (ii) consultations related to tax compliance ($71,570 and $76,802 in 2004 and 2003, respectively).

All Other Fees. All Other Fees for 2003 were for services provided by PwC other than the services reported in the other above categories. For 2003, these services included actuarial services. PwC no longer provides these services to the Company.

Pre-Approval Policies and Procedures

During 2004 the Audit Committee of the Board of Directors set updated policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent auditor. Pursuant to the policies and procedures, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. During 2004, all fees other than audit fees were pre-approved by the Audit Committee under these pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditors during the following twelve months.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the appointment of accountants. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 4.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of ANB does not know of any business which will be presented for consideration at the annual meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR SHAREHOLDER PROPOSALS

Proposals of stockholders intended to be presented at ANB’s 2006 Annual Meeting of Stockholders must be received by ANB by November 30, 2005 to be considered for inclusion in ANB’s proxy statement relating to such meeting.

A stockholder must notify ANB before February 13, 2006 of a proposal for the 2006 Annual Meeting which the Stockholder intends to present other than by inclusion in ANB’s proxy material. If ANB does not receive such notice prior to February 13, 2006, proxies solicited by the Board of Directors of ANB will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail - Return Receipt Requested, to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

A COPY OF ANB’S 2004 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES ANB’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING THE FINANCIAL STATEMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA NATIONAL BANCORPORATION, ATTENTION: KIMBERLY MOORE, CORPORATE SECRETARY, 1927 FIRST AVENUE NORTH, BIRMINGHAM, ALABAMA 35203.

APPENDIX A

ALABAMA NATIONAL BANCORPORATION

AUDIT COMMITTEE CHARTER

Amended and Restated on February 16, 2005

I. PURPOSE.

A. The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Alabama National BanCorporation (the “Company”) in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’s financial policies and procedures and disclosure controls and procedures; the Company’s system of internal controls; and the Company’s auditing, accounting and financial reporting processes.

B. In carrying out this function, the Committee shall serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; review and evaluate the qualifications and independence of the Company’s independent accountants; approve all audit and permissible non-audit services provided by the Company’s independent accountants; review and evaluate the audit efforts of the Company’s independent accountants and the Internal Auditor; and provide open communication among the independent accountants, financial and senior management, legal counsel, the Internal Auditor and the Board.

C. The Committee will fulfill its oversight role primarily by carrying out the activities enumerated in Section IV of this Charter.

II. MEMBERSHIP.

A. The Committee shall be comprised of not less than three members of the Board, each of whom shall be independent as determined in accordance with applicable law (including SEC and NASDAQ rules). All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or meet such other standard required by applicable law (including SEC and NASDAQ rules). At least one member of the Committee shall be a “financial expert” as defined by SEC rules.

B. The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department (if any) and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. KEY RESPONSIBILITIES.

A. The Committee’s job is one of oversight and it recognizes (i) that the Company’s management is responsible for preparing the Company’s financial statements and (ii) that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

B. The following functions shall be the common recurring activities of the Committee in carrying out its oversight function:

1. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) to audit the financial statements of the Company and its divisions and subsidiaries. The independent auditors so selected shall be a registered public accounting firm as required by the Securities Exchange Act of 1934 and/or the rules and regulations promulgated thereunder (the “Exchange Act”).

2. Preapprove, consistent with the requirements of Section 10A of the Exchange Act, all auditing services, internal control related services and non-audit services provided to the Company by its independent auditors, other than such non-audit services as are prohibited to be performed by the independent auditors pursuant to such Section 10A as amended and other than as provided in the de minimus exception set forth in such Section 10A as amended. The Committee may delegate to one or more designated members of the Committee the authority to grant the required preapprovals, provided that the decisions of any member(s) to whom such authority is delegated to preapprove an activity shall be presented to the full Committee at each of its scheduled meetings.

3. The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 and Independence Board Standard No. 1.

4. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company’s filing of the applicable Form 10-Q.

5. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

6. Receive and review from the independent auditors reports of the following information as and when required by Section 10A(k) of the Exchange Act: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

7. Review with the independent auditors, the Company’s internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Review and discuss with management and the independent auditor any special steps adopted in light of material control deficiencies, if any, and the adequacy of disclosures about changes in internal control over financial reporting. Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

8. Ensure, as required by law, the regular rotation of (i) the lead or coordinating audit partner having primary responsibility for the audit or review, (ii) the concurring audit partner(s), and (iii) any other significant audit team partners.

9. Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

10. Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

11. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

12. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

13. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14. Have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

15. Determine appropriate funding, to be provided by the Company, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report and to any advisers employed by the Committee.

16. If not otherwise approved by a majority of the non-interested members of the Board of Directors, review and approve, where appropriate, all related party transactions to be entered by the Company or any subsidiary outside of the ordinary course of business.

17. Submit the minutes of all meetings of the Committee to, or discuss substantive matters discussed at each Committee meeting with, the board of directors.

18. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

19. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about (i) any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and (ii) any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting.

* * * * *

APPENDIX B

Form of First Amendment to

Restated Certificate of Incorporation

FIRST AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

OF

ALABAMA NATIONAL BANCORPORATION

ALABAMA NATIONAL BANCORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation at a regularly scheduled meeting held on February 16, 2005, adopted a resolution, filed with the minutes of the Board of Directors of the Corporation, setting forth and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Restated Certificate of Incorporation of Alabama National BanCorporation be amended by deleting Paragraph A of Article Fourth in its entirety and replacing such Paragraph A of Article Fourth with the following:

“A. The total number of shares of stock which the Corporation shall have the authority to issue is fifty million one hundred thousand (50,100,000) shares consisting of fifty million (50,000,000) shares of Common Stock, par value $1.00 per share (the “Common Stock”), and one hundred thousand (100,000) shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).

SECOND: That pursuant to the above-described resolution of the Board of Directors of the Corporation, the above-described amendment was submitted to the Annual Meeting of the Stockholders of the Corporation held on May 4, 2005, upon notice given in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of the Corporation as required by the General Corporation Law of the State of Delaware was voted in favor of the amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Alabama National BanCorporation has caused this certificate to be signed by John H. Holcomb, III, its Chairman, and attested by Kimberly Moore, its Corporate Secretary, the 4th day of May, 2005.

JOHN H. HOLCOMB, III
Chairman

Attest:

Kimberly Moore
Corporate Secretary

B-1

APPENDIX C

THIRD AMENDMENT AND RESTATEMENT OF THE

ALABAMA NATIONAL BANCORPORATION

PERFORMANCE SHARE PLAN

1. Purpose. The purpose of the Alabama National BanCorporation Performance Share Plan (the “Plan”) is to further the long-term growth in profitability of Alabama National BanCorporation (the “Company”) by offering long-term incentives in addition to current compensation to those key executives who will be largely responsible for such growth.

2. Certain Definitions.

(a) “Award” means the award of Performance Shares to a Participant pursuant to the terms of the Plan.

(b) “Award Period” means the period of calendar years (but no more than five years) fixed by the Committee with respect to all Awards with the same Date of Grant, commencing with each Date of Grant, except that (i) the Award Period for an Employee whose normal retirement date (as determined under the Company’s corporate policy covering retirement of salaried employees) is less than the period otherwise fixed by the Committee from the applicable Date of Grant shall be the period beginning with such Date of Grant and ending on the December 31st immediately preceding such normal retirement date and (ii) the Award Period for a recently hired Employee may be for such lesser period as determined by the Committee.

(c) “Committee” means the committee of the Board of Directors of the Company which shall administer the Plan in accordance with Section 3.

(d) “Common Stock” means the common stock, par value $1.00 per share, of the Company.

(e) “Company” means Alabama National BanCorporation, a Delaware corporation.

(f) “Date of Grant” means as of January 1 of any year in which an Award is made, or such other date as the Committee shall otherwise determine.

(g) “Employee” means any person (including any officer) employed by the Company or any subsidiary of the Company on a full-time salaried basis.

(h) “Fair Market Value” of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the twenty (20) trading days ending on the fifth business day prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use.

(i) “Interim Period” means a period of at least one calendar year chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

(j) “Net Income Per Share” for the Company, or any other corporation, means net income for the year divided by average common shares outstanding during the year, computed in accordance with generally accepted accounting principles as reported in the Company’s Annual Report to Stockholders or its equivalent.

(k) “Participant” means an Employee who is selected by the Committee to receive an Award under the Plan.

(l) “Performance Share” means the equivalent of one share of Common Stock.

(m) “Return on Average Equity” for the Company, or any other corporation, for a period is obtained by dividing (i) Net Income Per Share of Common Stock for the year, by (ii) average Stockholders’ Equity Per

Share at the beginning of the year and at the end of the year, computed in accordance with generally accepted accounting principles as reported in the Company’s Annual Report to Stockholders or its equivalent.

(n) “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(o) “Stockholders’ Equity Per Share” for the Company, or any other corporation, for a particular point in time is obtained by dividing (i) stockholders’ equity by (ii) outstanding common shares, computed in accordance with generally accepted accounting principles as reported in the Company’s Annual Report to Stockholders or its equivalent.

3. Administration of the Plan. The Plan shall be administered by a Committee designated by the Board of Directors, which shall be composed of not less than three members of the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Initially, the Committee shall be the Compensation Committee. Subject to the provisions of the Plan, the Committee shall have the authority to select the Employees who are to participate in the Plan, to determine the Award to be made to each Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee’s interpretation and construction of the Plan and its determination of any conditions applicable to Performance Share Awards or the reasons for any terminations of Participants shall be conclusive and binding on all Participants.

In connection with its determination as to the payment of Performance Shares, the Committee has full discretion to adjust Net Income Per Share, Return on Average Equity or other established measures to recognize special or nonrecurring situations or circumstances for the Company, or any other corporation, for any year. The Committee shall also have the discretion to modify established measures or criteria prior to the end of an Award Period to recognize special or non-recurring situations or circumstances. For Awards expressly intended for compliance with Section 162(m), discretion used by the Committee pursuant to this paragraph may only be used if permissible under Section 162(m).

The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company.

4. Participation. Participants in the Plan shall be selected by the Committee from those Employees who, in the estimation of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

5. Performance Share Awards.

(a) After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Employees to receive Awards in any year as of the Date of Grant. Any Employee may be granted more than one Award under the Plan, but no Employee may be granted, in the aggregate, more than 25% of the Performance Shares which are the subject of this Plan. Awards of Performance Shares hereunder shall not be made unless any such Award is in compliance with all applicable laws.

(b) No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time when the Committee determines the form of payment of Performance Shares pursuant to Section 6.

(c) Payment of the Award to any Participant shall be made in accordance with Section 6 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Award is made. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of: (i) the growth in Net Income Per Share during the Award Period, or (ii) Return on Average Equity in comparison with other banks and bank holding companies during the Award Period, or (iii) other reasonable bases; provided that, to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) or (ii) above. Any provision of the Plan to the contrary notwithstanding, Performance Shares that are intended to qualify as performance-based compensation under Section 162(m) shall be granted and administered in accordance with the applicable requirements of Section 162(m) and be subject to such other terms and conditions as the Committee may impose. Subject to the terms of the Plan, each of the measures described in (i) or (ii) above may include or exclude discontinued operations, unusual items, non-recurring items, and extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based exception under Section 162(m), the Committee may make such grants without satisfying the requirements of Section 162(m).

(d) Each Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period or Periods with respect to the Award and if so, the length of the Interim Period.

6. Payment of Performance Share Awards.

(a) Subject to the right of certain management or highly compensated employees to defer payment of an Award as discussed in this Section 6(b) below, payment of Performance Share Awards shall be as follows:

Each Participant granted an Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. At the time of grant of each Award, the Committee shall decide whether there will be an Interim Period or Periods. If the Committee determines that there shall be one or more Interim Periods for the Award to any Participant, each such Participant granted an Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the particular Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of his Award. Any Performance Shares paid to a Participant for an Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

Unless otherwise directed by the Committee, payment of Awards shall be made as promptly as possible by the Company after the determination by the Committee that payment has been earned. Unless otherwise directed by the Committee, all payments of Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state and local taxes which the Participant’s employer is required to withhold on account of said payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state and local taxes which the Participant’s employer is required to withhold on account of said payment. There shall be deducted from the cash portion of all Awards all taxes to be withheld with respect to such Awards.

For payment of each Award, the number of shares of Common Stock to be distributed to Participants shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant, less the portion of the Award that was paid in cash, divided by the Fair Market Value of a Performance Share. To the extent that shares of Common Stock are available in the treasury of the Company on the date payment is to be made, such shares may be issued in payment of Awards.

(b) Each Participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payment of any Award in accordance with said plan.

7. Death or Disability. If, prior to the close of an Award Period, a Participant’s employment terminates by reason of his death or by his total and permanent disability (as determined under the Company’s Pension Plan), payment of his outstanding Award or Awards shall be made as promptly as possible after death or the date of the determination of total and permanent disability, and the number of Performance Shares to be paid shall be computed as follows: First, determine (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the date of death or the date of determination of total and permanent disability. Then, multiply each above-determined number by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period. This product shall be reduced by any Performance Shares for which payment has been made with respect to any Interim Period during each Award Period. In this instance, the Fair Market Value of the Common Stock shall be based on the twenty (20) days immediately preceding the date of death or the date of the determination of total and permanent disability.

8. Retirement Prior to Close of an Award Period. If, prior to the close of an Award Period, a Participant’s employment terminates by reason of his retirement on or after his normal retirement date (as determined under the Company’s Pension Plan) or prior to his normal retirement date if such retirement was at the request of his employer, payment of the Participant’s outstanding Award or Awards will be made as promptly as possible after such retirement and such payment shall be computed in the same manner as in Section 7, using the effective date of retirement in place of the date of death or determination of total and permanent disability.

9. Termination Under Certain Circumstances. If, prior to the close of an Award Period, a Participant’s employment terminates by reason of (i) his retirement prior to his normal retirement date (as determined under the Company’s Pension Plan) and such retirement was at the request of the Participant and approved in writing by his employer, (ii) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (iii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of his outstanding Award or Awards shall be within the exclusive discretion of the Committee. Payment, if any, of his Award or Awards to such Participant shall be made as of the close of each such Award Period by multiplying the amount of payment otherwise due under the Award at that date had the Participant remained employed through such date by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee and the denominator of which is the number of months in the Award Period.

10. Voluntary Termination or Discharge. If, prior to the close of an Award Period, a Participant’s status as an Employee terminates and there is no payment due under the terms of Sections 7, 8, 9, or 20, all of such Participant’s outstanding Performance Shares shall forthwith and automatically be canceled and all rights of the former holder of such canceled Performance Shares in respect to such canceled Performance Shares shall forthwith terminate.

11. Limitation on Awards and Payments. The maximum number of Performance Shares which may be awarded under the Plan shall not exceed an aggregate of 800,000 (except as adjusted in accordance with Section 18); provided, however, that since January 1, 1996 for the term of the Plan, payments of Awards shall involve no more than 800,000 shares of Common Stock (similarly adjusted in accordance with Section 18). If any Performance Shares awarded under the Plan are not paid because of death, total and permanent disability, retirement, voluntary termination, discharge or cancellation or because they lapse when conditions to their payment are not met, they shall thereupon become available again for award under the Plan.

12. Term of Plan. This Plan was originally effective January 1, 1996 as it was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on June 6, 1996, and has been subsequently amended. This Third Amendment and Restatement of the Plan shall be effective upon approval by the stockholders of the Company at the Annual Meeting of Stockholders held on May 4, 2005. The Board of Directors of the Company may terminate the Plan at any time. If not sooner terminated, the Plan will expire on the date on which all of the Performance Shares subject to award under the Plan have been paid, but no grant of Awards may be made after December 31, 2015. Termination or expiration shall not adversely affect any right or obligation with respect to an Award theretofore made.

13. Cancellation of Performance Shares. With the written consent of a Participant holding Performance Shares granted to him under the Plan, the Committee may cancel such Performance Shares. In the event of any such cancellation, all rights of the former holder of such canceled Performance Shares in respect to such canceled Performance Shares shall forthwith terminate; and in no such event may such Participant be granted another Award within twelve months thereafter.

14. No Assignment of Interest. The interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution. All shares of Common Stock paid pursuant to this Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the counsel for the Company.

15. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Compensation Committee and shall not be effective until received by the Compensation Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

16. Employment Rights. An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of his employer to terminate his employment at any time.

17. Expenses. The expenses of administering the Plan shall be borne by the Company.

18. Dilution, Recapitalization and Other Adjustments. In case the Company shall at any time issue any shares of Common Stock (i) in a stock split or other increase of outstanding shares of Common Stock, by reclassification or otherwise, whereby the par value of shares is reduced, or (ii) in payment of a stock dividend, the number of Performance Shares which have been awarded but not paid, the maximum number of Performance Shares which may be awarded under the Plan, and the maximum number of shares of Common Stock which may be issued in payment of the Awards (see Section 11) shall be increased proportionately; and in like manner, in case of any combination of shares of Common Stock, by a reverse stock split, reclassification or otherwise, the number of Performance Shares which have been awarded but not paid, the maximum number of Performance Shares which may be awarded under the Plan, and the maximum number of shares of Common Stock which may be issued in payment of the Awards shall be reduced proportionately.

19. Amendment and Termination of the Plan. The Board of Directors of the Company may amend, suspend or terminate the Plan at any time; provided, however, that no amendment may, without stockholder approval, increase the total number of Performance Shares which may be awarded or paid under the Plan or change the definition of Performance Share.

20. Plan Termination. The Board of Directors may terminate the Plan at any time in their discretion and in such event no Awards shall be made after the date of such Plan Termination. Payment of all Awards outstanding at the date of Plan Termination shall be made as promptly as possible after such date and payment of each such Award shall be computed in the same manner as in Section 7 using the effective date of Plan Termination in place of the date of death or the date of the determination of total and permanent disability, except that the Common Stock will be priced at Fair Market Value based on the twenty (20) trading days immediately preceding the date of Plan Termination.

21. Change in Control. In the event of a Change in Control, each Participant shall be deemed to have earned Performance Shares with respect to each of his or her Awards outstanding at the date of such Change in Control. The number of Performance Shares so earned shall be computed by determining (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the Change of Control provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable award letter) with respect to all such Awards. Thus, in the event of a Change in Control, the minimum Performance Shares to be awarded shall be equal to the aggregate number of Performance Shares that would have been awarded at the end of the Award Period(s) if the target performance level(s) applicable thereto had been met. Performance Share Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each Performance Share so earned shall be canceled in exchange for an immediate payment in cash of an amount equal to the Change in Control Price.

For purposes of this Section 21, the following terms shall have the meanings ascribed thereto:

“Change in Control” means (i) acquisition by any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Common Stock then outstanding; or (ii) the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in Common Stock immediately prior to the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company.

“Change in Control Price” means the greater of (x) the price per share of Common Stock immediately preceding any transaction resulting in a Change in Control or (y) the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

22. Construction. The use of the masculine gender herein shall be deemed to refer to the feminine as well. All headings are included for convenience of reference and shall not be deemed a part of this Plan.

REVOCABLE PROXY

ALABAMA NATIONAL BANCORPORATION

1927 FIRST AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

This Proxy is solicited on behalf of the Board of Directors of Alabama National BanCorporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 4, 2005, and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned, being a stockholder of the Company, hereby appoints John H. Holcomb III and Dan M. David, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

		For All Nominees		Withhold
(other than struck out below)
1.	To elect 16 directors to serve on the Board of Directors until the next annual meeting and until their successors are duly elected and qualified.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE,

STRIKE A LINE THROUGH THE NOMINEE’S NAME:

W. Ray Barnes; Bobby A. Bradley; Dan M. David; John V. Denson; Griffin A. Greene;

John H. Holcomb III; John D. Johns; John J. McMahon, Jr.; C. Phillip McWane;

William D. Montgomery; Richard Murray IV; C. Lloyd Nix; G. Ruffner Page, Jr.;

John M. Plunk; W. Stancil Starnes; and W. Edgar Welden.

		For	Against	Abstain
2.	To amend the Company’s Restated Certificate of Incorporation as described in the accompanying Proxy Statement.

3.	To approve the Third Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan as described in the accompanying Proxy Statement.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants as described in the accompanying Proxy Statement.

CONTINUED AND TO BE DATED AND SIGNED ON THE RESERVE SIDE.

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Company or its agent, SunTrust Bank, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1 through 4 and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said proxy holders deem advisable.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN

Dated: , 2005

Signature

Signature

NOTE: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND

RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.